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                                                                    EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated September 13, 1996 appearing on page 29 of PMT Services, Inc.'s Annual Report on Form 10-K for the year ended July 31, 1996. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 55 of such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ PRICE WATERHOUSE LLP


Nashville, Tennessee
November 25, 1996